SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           -------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported) - April
17, 2001

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                     FINANTRA CAPITAL, INC.
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(Exact name of registrant as specified in its charter)

DELAWARE                0-22681               13-3571419
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(State of other   (Commission File Number) (IRS Employer
jurisdiction or                             Identification No.)
incorporation)

              150 SOUTH PINE ISLAND ROAD, SUITE 500
                    PLANTATION, FLORIDA 33324
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(Address of principal executive offices, including zip code)

                           (954) 577-9225
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         (Registrant's telephone number, including area code)
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                            NOT APPLICABLE
                        --------------------
     (Former name or former address, if changed since last report)

         ITEM 5.  Other Events.

     As previously announced, Finantra Capital, Inc.'s (the "Company's")$32.5 million credit facility with Finova Capital Corporation has matured. This facility was utilized by the Company to support the operations of Travelers Investment Corporation, the Company's consumer finance unit. While the Company continues to seek a new credit facility to refinance the expired Finova facility, no assure can be given that the Company will successfully secure such a new facility. In addition, and as previously announced, the Company's $3.65 million loan with BHC Interim Funding LP has matured. While the Company also continues to seek a source to refinance the expired BHC loan, no assurance can be given that the Company will successfully secure a source.

          Also, as previously announced, due to the Company's delinquency in its filing of its Annual Report on Form 10-K for the year ended December 31, 2000, the Company's NASDAQ Small Cap trading symbols have changed from FANT and FANTW to FANTE and FANTWE, respectively. The delinquency in the Company's filing of its form 10-K, together with, among other things, the Company's inability to maintain a minimum of $1.00 per share stock price, will be considered by the NASDAQ listing qualifications panel at the Company's hearing scheduled for May 11, 2001.

     ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
INFORMATION AND EXHIBITS.

     (c)     Exhibits

             No.               Description
             ---               -----------
             99     Press Release of the Company
                    dated April 12, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     FINANTRA CAPITAL, INC.

Dated:  April 17, 2001               By: /s/ Robert D. Press
                                    ------------------------
                                      Chairman of the Board


                                  EXHIBIT INDEX

        NO.         DESCRIPTION
        ---         -----------
        99     Press Release of the Company
               dated April 12, 2001.